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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Prospectus Supplement of ABN AMRO Mortgage Corporation, relating to the Multi-Class Mortgage Pass-Through Certificates, Series 2000-2, of our report dated February 3, 2000, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts".

                                             /s/ PricewaterhouseCoopers LLP


April 18, 2000




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